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                                                                    Exhibit 23.3


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 7, 2003, with respect to the financial statements and schedule of CSC Associates, L.P. incorporated by reference in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-106401) and related Prospectus of Cousins Properties Incorporated for the registration of Common Stock, Warrants, Debt Securities and Preferred Stock.



                                                /s/ Ernst & Young LLP



Atlanta, Georgia
July 7, 2003